Guaranty Contract of Maximum Amount Entered Between BAK International (Tianjin) Limited, BAK International Limited, Xiangqian Li and Shenzhen Eastern Branch, Agricultural Bank of China (“Agricultural Bank”) on September 17th, 2008
Summary of the main articles
➢	Contract number: 81905200800000212;
➢
As guarantors, BAK Tianjin, BAK International and Xiangqian Li undertakes to assume joint liabilities for Shenzhen BAK Battery Co., Ltd (“Shenzhen BAK”)’s indebtedness under the Loan Agreement (No. 81101200600001989) and the maximum amount secured is RMB355 million.

➢
Secured items include the loan principal, interest, penalty interest, breach of contract compensation and all the expenses incurred for Agricultural Bank to realize its creditor’s right under the Loan Agreement ;

➢	The type of the guaranty is joint liability guaranty; the guarantors undertake joint liabilities to the creditor.
➢	Guaranty period:
■	Two years from the expiry date that Shenzhen BAK should fulfill its obligations in accordance with Loan Agreement;
■	For the acceptance of commercial drafts, issuance of Letter of Credit and issuance of Letter of Guarantee, the term is two years from the creditor’s disbursement;
■	For discounted commercial drafts, the term is two years from the expiry date of the discounted commercial drafts;
■	If the term of the Loan Agreement is extended, guaranty period shall be two years from the expiry date for the Company to fulfill its obligations according to the extended agreement;
➢
Breach of contract penalties: compensation for the Guarantor’ loss incurred due to the Creditor’s breach of contract; imposition penalties at the maximum of 15% of the guaranteed indebtedness, and full compensation for the Creditor’s loss incurred due to the Guarantor’s breach of contract.

Summary of the articles omitted:
➢	Commitment of the guarantors
➢	Confirmation of the creditor’s guaranteed rights
➢	Undertaking of the guaranteed liabilities
➢	Breach of contract obligation
➢	Dispute settlement
➢	Miscellaneous
➢	Validity
➢	Text copies
➢	Notes